Exhibit 99.20

TABLE 1

Québec government

Summary of budgetary transactions

Preliminary results for 2022-2023

(millions of dollars)
2022-2023
REVENUE
Own-source revenue	115 873
Federal transfers	29 226
Total	145 099
EXPENDITURE
Portfolio expenditures	−136 716
Debt service	−10 053
Total	−146 769
SURPLUS (DEFICIT)	−1 670
BALANCED BUDGET ACT
Deposits of dedicated revenues in the Generations Fund	−3 351
BUDGETARY BALANCE BEFORE USE OF THE STABILIZATION RESERVE	−5 021
Use of the stabilization reserve	449
BUDGETARY BALANCE(1)	−4 572

(1)	Budgetary balance within the meaning of the Balanced Budget Act, after use of the stabilization reserve.

TABLE 2

Québec government

Summary of budgetary transactions

Forecasts for 2023-2024

(millions of dollars)

2023-2024
REVENUE
Own-source revenue	117 989
Federal transfers	29 742
Total	147 731
EXPENDITURE
Portfolio expenditures	−138 392
Debt service	−9 464
Total	−147 856
Contingency reserve	−1 500
SURPLUS (DEFICIT)	−1 625
BALANCED BUDGET ACT
Deposits of dedicated revenues in the Generations Fund	−2 373
BUDGETARY BALANCE(1)	−3 998

(1)	Budgetary balance within the meaning of the Balanced Budget Act.

TABLE 3

Québec government

Revenue

Forecasts for 2023-2024

(millions of dollars)

2023-2024
OWN-SOURCE REVENUE
Income and property taxes
Personal income tax	43 126
Contributions for health services	7 944
Corporate taxes	13 192
School property tax	1 184
65 446
Consumption taxes
Sales taxes(1)	23 505
Fuel	2 081
Tobacco products	982
Alcoholic beverages	635
Cannabis(2)	87
27 290
Revenue from government enterprises
Hydro-Québec	3 525
Loto-Québec	1 498
Société des alcools du Québec	1 459
Investissement Québec	216
Société québécoise du cannabis	92
Other	17
6 807
Duties and permits	5 739
Miscellaneous revenue	12 707
TOTAL OWN-SOURCE REVENUE	117 989

FEDERAL TRANSFERS
Equalization	14 037
Health transfers	8 660
Transfers for post-secondary education and other social programs	1 366
Other programs	5 679
TOTAL FEDERAL TRANSFERS	29 742
TOTAL REVENUE	147 731

(1)	Sales taxes, within the meaning of the Public Accounts, include, in particular, the QST, the tax on insurance premiums, the tax on lodging and the specific duty on new tires. They also include, for presentation purposes, revenue from pari-mutuel.
(2)	This is Québec’s component of the excise duty on cannabis sales.

TABLE 4

Québec government

Expenditure

Forecasts for 2023-2024

(millions of dollars)

2023-2024
Portfolio expenditures	−138 392
Debt service	−9 464
TOTAL EXPENDITURE	−147 856

TABLE 5

Québec government

Portfolio expenditures

Forecasts for 2023-2024

(millions of dollars)

2023-2024
PORTFOLIO EXPENDITURES
Affaires municipales et Habitation	4 546
Agriculture, Pêcheries et Alimentation	1 504
Conseil du trésor et Administration gouvernementale	2 797
Conseil exécutif	862
Culture et Communications	1 904
Cybersécurité et Numérique	173
Économie, Innovation et Énergie	3 680
Éducation	20 203
Emploi et Solidarité sociale	5 250
Enseignement supérieur	10 480
Environnement, Lutte contre les changements climatiques, Faune et Parcs	2 283
Famille	8 210
Finances	3 242
Immigration, Francisation et Intégration	727
Justice	1 481
Langue française	63
National Assembly	173
Officers of the National Assembly	139
Relations internationales et Francophonie	170
Ressources naturelles et Forêts	1 474
Santé et Services sociaux	59 015
Sécurité publique	2 336
Tourisme	503
Transports et Mobilité durable	6 957
Travail	220
TOTAL	138 392
DEBT SERVICE	9 464
TOTAL EXPENDITURE	147 856

Note: Totals may not add due to rounding.